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As filed with the Securities and Exchange Commission on March 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELESTICA INC.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

1150 Eglinton Avenue East Ontario, Canada (Address of principal executive offices)	M3C 1H7 (Zip code)

Second Amended and Restated Non-Qualified Stock Option Plan, as Amended
2000 Non-Employee Director Stock Option Plan, as Amended
2000 Non-Qualified Stock Option Plan
2000 Equity Incentive Plan, as Amended
(for Celestica employees who were formerly employees of Manufacturers' Services Limited)
 (Full titles of the plans)

Kaye Scholer LLP
Attention: Managing Attorney
425 Park Avenue, New York, New York 10022
(212) 836-8000
 (Name and address including zip code, and telephone number, including area code of agent for service)

Copies to:

LYNN TOBY FISHER, ESQ. JOEL I. GREENBERG, ESQ. Kaye Scholer LLP 425 Park Avenue New York, N.Y. 10022 (212) 836-8000	I. BERL NADLER, ESQ. PATRICK E. MOYER, ESQ. Davis Ward Phillips & Vineberg LLP 1 First Canadian Place Toronto, Ontario MBX 1B1 Canada (416) 863-0900

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Subordinate voting shares	2,110,549 shares	$16.05 (2)	$33,874,311	$4,291.88 (3)

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of subordinate voting shares stated, such indeterminate number of subordinate voting shares as may become subject to options under the plans referenced above as a result of the anti-dilution provisions thereof.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share is estimated to be $16.05, based on the average of the high sales price and the low sales price per share of the Registrant's Common Stock as reported on the New York Stock Exchange on March 11, 2004.

(3)
The registration fee relating to this filing of $4,291.88 has previously been paid. In reliance on Rule 457(b) of the Securities Act, the registrant is applying excess fees paid in connection with its Registration Statement on Form F-4 (Registration No. 333-110362) for subordinate voting shares registered but not issued thereunder.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

        Not filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information

        Not filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents, which we filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this registration statement.

            1.    The Company's Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Commission on April 21, 2003.

            2.    Our Current Reports on Form 6-K filed with the Commission on November 3, 2003, December 24, 2003 and February 4, 2004.

            3.    Our Registration Statement on Form 8-A filed with the Commission on June 9, 1998 describing our subordinate voting shares and any amendment or report filed thereafter for the purpose of updating that description.

        The documents incorporated by reference are all important parts of this registration statement. We also incorporate by reference into this registration statement, from the date of filing, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any reports on Form 6-K furnished by us to the Commission and specifically identified as being incorporated by reference into this registration statement, in each case after the date of this registration statement.

        Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superceded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Davies, Ward, Phillips & Vineberg LLP, Canadian counsel for the registrant, will issue an opinion about the legality of the securities offered under this registration statement. As of the date of this registration statement, certain attorneys with Davies, Ward, Phillips & Vineberg LLP own, in the aggregate, less than one percent of the outstanding subordinate voting shares.

        The consolidated financial statements of the registrant incorporated in this registration statement by reference to the Annual Report of Celestica Inc. on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.    Indemnification of Directors and Officers.

        Under the Business Corporations Act (Ontario), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer of another corporation of which the registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is a party by reason of his or her position with the registrant, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the registrant and, in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

        Celestica's bylaws provide that Celestica shall indemnify its officers and directors to the extent permitted by the Business Corporations Act (Ontario).

        The directors and officers of the registrant are covered by directors' and officers' insurance policies.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following are filed as exhibits to this registration statement:

Exhibits	Description
4.1	Second Amended and Restated Non-Qualified Stock Option Plan, as Amended
4.2	2000 Non-Employee Director Stock Option Plan, as Amended
4.3	2000 Non-Qualified Stock Option Plan
4.4	2000 Equity Incentive Plan, as Amended
5.1	Opinion of Davies Ward Phillips & Vineberg LLP
23.1	Consent of Davies Ward Phillips & Vineberg LLP Contained in such firm's opinion as filed as Exhibit 5.1 hereto
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included in signature page)

Item 9.    Undertakings.

        (a)    The undersigned registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") incorporated by reference in the registration statement.

          (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)    To file a post-effective amendment to this registration statement to include any financial statements required by section 10(a)(3) of the Securities Act at the start of any delayed offering or throughout a continuous offering unless such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and incorporated by reference in this registration statement.

        (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on March 12, 2004.

CELESTICA INC.

By:	/s/ ELIZABETH DELBIANCO
Elizabeth DelBianco Chief Legal Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby severally constitutes and appoints Elizabeth DelBianco and Anthony P. Puppi, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and an subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ STEPHEN W. DELANEY Stephen W. Delaney	Chief Executive Officer

/s/ ANTHONY P. PUPPI Anthony P. Puppi	Executive Vice President, Chief Financial Officer and General Manager, Global Services

/s/ PETER J. BAR Peter J. Bar	Vice President and Corporate Controller

/s/ J. MARVIN MAGEE J. Marvin MaGee	President and Chief Operating Officer

/s/ ROBERT L. CRANDALL Robert L. Crandall	Director

/s/ WILLIAM A. ETHERINGTON William A. Etherington	Director

/s/ RICHARD S. LOVE Richard S. Love	Director

/s/ ANTHONY R. MELMAN Anthony R. Melman	Director

/s/ GERALD W. SCHWARTZ Gerald W. Schwartz	Director

/s/ CHARLES W. SZULUK Charles W. Szuluk	Director

/s/ DON TAPSCOTT Don Tapscott	Director

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 12th day of March, 2004.

CELESTICA (U.S.), INC. (Authorized U.S. Representative)

By:	/s/ J. MARVIN MAGEE
Name: J. Marvin MaGee Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibits	Description
4.1	Second Amended and Restated Non-Qualified Stock Option Plan, as Amended
4.2	2000 Non-Employee Director Stock Option Plan, as Amended
4.3	2000 Non-Qualified Stock Option Plan
4.4	2000 Equity Incentive Plan, as Amended
5.1	Opinion of Davies Ward Phillips & Vineberg LLP
23.1	Consent of Davies Ward Phillips & Vineberg LLP
Contained in such firm's opinion as filed as Exhibit 5.1 hereto
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included in signature page)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX